Exhibit 99.1

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

Company Highlights:

•	Diversified, annuity-based operating platform with a multifamily focus that generates strong distributable earnings and dividends in all cycles

•	GAAP net income of $0.46 per diluted common share
•	Distributable earnings[1] of $0.62 per diluted common share, well in excess of our current dividend, representing a 68% payout ratio
•	Raised cash dividend on common stock to $0.42 per share; a $0.02 per share, or 5% increase, representing an annualized dividend of $1.68 per share
•	Strong liquidity position with ~$785 million in cash and liquidity and ~$560 million of restricted cash in replenishable CLO vehicles with a weighted average cost of 1.64% over benchmark rates[2]
•	Agency loan originations of $1.09 billion and a servicing portfolio of ~$28.91 billion, up 3%
•	Structured loan originations of $268.0 million and a portfolio of ~$13.64 billion
•	Issued $95 million of 7.75% senior notes primarily to repay existing 8.00% debt
•	Announced a $50 million share repurchase program; repurchased ~ $37 million to date at an average price of $10.53 per share, or a 17% discount to book value

Uniondale, NY, May 5, 2023 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2023. Arbor reported net income for the quarter of $84.3 million, or $0.46 per diluted common share, compared to net income of $64.1 million, or $0.40 per diluted common share for the quarter ended March 31, 2022. Distributable earnings for the quarter was $122.2 million, or $0.62 per diluted common share, compared to $92.9 million, or $0.55 per diluted common share for the quarter ended March 31, 2022.

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 2

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	March 31, 2023	December 31, 2022
Fannie Mae	$795,021	$1,174,827
FHA	148,940	19,658
Freddie Mac	101,332	295,258
Private Label	41,107	25,629
SFR-Fixed Rate	5,461	33,800
Total Originations	$1,091,861	$1,549,172

Total Loan Sales	$932,699	$1,739,069

Total Loan Commitments	$1,500,110	$1,523,069

For the quarter ended March 31, 2023, the Agency Business generated revenues of $80.4 million, compared to $95.9 million for the fourth quarter of 2022. Gain on sales, including fee-based services, net on the GSE/Agency business (excluding private label and SFR) was $13.1 million for the quarter, reflecting a margin of 1.72%, compared to $22.7 million and 1.33% for the fourth quarter of 2022. Income from mortgage servicing rights was $18.5 million for the quarter, reflecting a rate of 1.23% as a percentage of loan commitments, compared to $17.1 million and 1.12% for the fourth quarter of 2022.

At March 31, 2023, loans held-for-sale was $469.6 million, with financing associated with these loans totaling $422.0 million.

Fee-Based Servicing Portfolio

The Company’s fee-based servicing portfolio totaled $28.91 billion at March 31, 2023. Servicing revenue, net was $29.6 million for the quarter and consisted of servicing revenue of $45.0 million, net of amortization of mortgage servicing rights totaling $15.4 million.

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 3

	Fee-Based Servicing Portfolio ($ in thousands)
	March 31, 2023			December 31, 2022
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)
Fannie Mae	$19,508,256	0.495%	8.0	$19,038,124	0.502%	8.0
Freddie Mac	5,180,607	0.247%	9.1	5,153,207	0.250%	9.0
Private Label	2,233,500	0.196%	7.7	2,074,859	0.185%	7.6
FHA	1,242,669	0.147%	19.8	1,155,893	0.149%	19.5
Bridge	467,881	0.116%	2.9	301,182	0.125%	1.7
SFR-Fixed Rate	279,712	0.200%	5.9	274,764	0.198%	6.0
Total	$28,912,625	0.403%	8.6	$27,998,029	0.411%	8.6

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.5 million for the fair value of the guarantee obligation undertaken at March 31, 2023. The Company recorded a $2.6 million net provision for loss sharing associated with CECL for the first quarter of 2023, which included a $1.4 million recovery. At March 31, 2023, the Company’s total CECL allowance for loss-sharing obligations was $25.3 million, representing 0.13% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	March 31, 2023		December 31, 2022
	UPB	%	UPB	%
Bridge:
Multifamily	$186,100	70%	$295,451	59%
SFR	76,089	28%	161,580	32%
	262,189	98%	457,031	91%

Mezzanine/Preferred Equity	5,845	2%	43,497	9%
Total Originations	$268,034	100%	$500,528	100%

Number of Loans Originated	24		50

SFR Commitments	$54,350		$352,673

Runoff	$1,186,649		$1,117,806

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 4

	Structured Portfolio ($ in thousands)
	March 31, 2023		December 31, 2022
	UPB	%	UPB	%
Bridge:
Multifamily	$12,034,638	88%	$12,830,999	89%
SFR	982,026	7%	927,373	6%
Other	282,275	2%	337,682	2%
	13,298,939	97%	14,096,054	98%

Mezzanine/Preferred Equity	311,819	2%	324,224	2%
SFR Permanent	32,966	<1%	35,845	<1%
Total Portfolio	$13,643,724	100%	$14,456,123	100%

At March 31, 2023, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $13.64 billion, with a weighted average current interest pay rate of 8.60%, compared to $14.56 billion and 8.17% at December 31, 2022. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 8.83% at March 31, 2023, compared to 8.42% at December 31, 2022.

The average balance of the Company’s loan and investment portfolio during the first quarter of 2023, excluding loan loss reserves, was $14.15 billion with a weighted average yield of 8.94%, compared to $14.83 billion and 8.12% for the fourth quarter of 2022. The increase in average yield was primarily due to increases in the benchmark index rates in the first quarter of 2023.

During the first quarter of 2023, the Company recorded a $20.5 million provision for loan losses associated with CECL. At March 31, 2023, the Company’s total allowance for loan losses was $153.1 million. The Company had four non-performing loans with a carrying value of $7.7 million, before related loan loss reserves of $5.1 million, which was unchanged from December 31, 2022.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2023 was $12.65 billion with a weighted average interest rate including fees of 6.97% as compared to $13.28 billion and a rate of 6.50% at December 31, 2022.

The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2023 was $13.02 billion, as compared to $13.69 billion for the fourth quarter of 2022. The average cost of borrowings for the first quarter of 2023 was 6.69%, compared to 5.80% for the fourth quarter of 2022. The increase in average cost was primarily due to increases in the benchmark index rates in the first quarter of 2023.

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 5

Capital Markets

The Company issued $95.0 million of 7.75% senior notes due 2026 in a private placement. The Company received proceeds of $93.4 million and used $70.8 million of the proceeds to repurchase its 8.00% senior notes.

Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.42 per share of common stock for the quarter ended March 31, 2023. The dividend is payable on May 31, 2023 to common stockholders of record on May 19, 2023. The ex-dividend date is May 18, 2023.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 225-9448 for domestic callers and (203) 518-9708 for international callers. Please use participant passcode ABRQ123 when prompted by the operator.

A telephonic replay of the call will be available until May 12, 2023. The replay dial-in numbers are (888) 566-0179 for domestic callers and (402) 530-9316 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 6

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the severity and duration of the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Notes

1.	During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.
2.	Amounts reflect approximate balances as of May 4, 2023.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2023	2022
Interest income	$327,947	$166,698
Interest expense	219,373	82,559
Net interest income	108,574	84,139

Other revenue:
Gain on sales, including fee-based services, net	14,589	1,656
Mortgage servicing rights	18,458	15,312
Servicing revenue, net	29,565	21,054
Property operating income	1,381	295
Gain on derivative instruments, net	4,223	17,386
Other income, net	4,882	3,200
Total other revenue	73,098	58,903

Other expenses:
Employee compensation and benefits	42,399	42,025
Selling and administrative	13,623	14,548
Property operating expenses	1,383	535
Depreciation and amortization	2,624	1,983
Provision for loss sharing (net of recoveries)	3,177	(662)
Provision for credit losses (net of recoveries)	22,517	2,358
Total other expenses	85,723	60,787

Income before extinguishment of debt, income from equity affiliates, and income taxes	95,949	82,255
Loss on extinguishment of debt	-	(1,350)
Income from equity affiliates	14,326	7,212
Provision for income taxes	(8,029)	(8,188)

Net income	102,246	79,929

Preferred stock dividends	10,342	9,056
Net income attributable to noncontrolling interest	7,585	6,816
Net income attributable to common stockholders	$84,319	$64,057

Basic earnings per common share	$0.47	$0.42
Diluted earnings per common share	$0.46	$0.40

Weighted average shares outstanding:
Basic	181,116,674	153,420,238
Diluted	214,910,974	185,431,404

Dividends declared per common share	$0.40	$0.37

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 8

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Consolidated Balance Sheets

($ in thousands—except share and per share data)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets:
Cash and cash equivalents	$774,544	$534,357
Restricted cash	704,844	713,808
Loans and investments, net (allowance credit losses of $153,077 and $132,559)	13,430,985	14,254,674
Loans held-for-sale, net	469,602	354,070
Capitalized mortgage servicing rights, net	396,634	401,471
Securities held-to-maturity, net (allowance credit losses of $5,025 and $3,153)	153,888	156,547
Investments in equity affiliates	77,641	79,130
Due from related party	113,105	77,419
Goodwill and other intangible assets	94,896	96,069
Other assets	372,085	371,440
Total assets	$16,588,224	$17,038,985

Liabilities and Equity:
Credit and repurchase facilities	$3,650,876	$3,841,814
Securitized debt	7,508,472	7,849,270
Senior unsecured notes	1,409,899	1,385,994
Convertible senior unsecured notes	281,046	280,356
Junior subordinated notes to subsidiary trust issuing preferred securities	143,322	143,128
Due to related party	12,481	12,350
Due to borrowers	59,281	61,237
Allowance for loss-sharing obligations	59,757	57,168
Other liabilities	305,633	335,789
Total liabilities	13,430,767	13,967,106

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	633,684
Special voting preferred shares - 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 183,821,003 and 178,230,522 shares issued and outstanding	1,838	1,782
Additional paid-in capital	2,278,287	2,204,481
Retained earnings	107,697	97,049
Total Arbor Realty Trust, Inc. stockholders’ equity	3,021,506	2,936,996

Noncontrolling interest	135,951	134,883
Total equity	3,157,457	3,071,879

Total liabilities and equity	$16,588,224	$17,038,985

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended March 31, 2023
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$317,376	$10,571	$-	$327,947
Interest expense	214,894	4,479	-	219,373
Net interest income	102,482	6,092	-	108,574

Other revenue:
Gain on sales, including fee-based services, net	-	14,589	-	14,589
Mortgage servicing rights	-	18,458	-	18,458
Servicing revenue	-	44,981	-	44,981
Amortization of MSRs	-	(15,416)	-	(15,416)
Property operating income	1,381	-	-	1,381
Gain on derivative instruments, net	-	4,223	-	4,223
Other income, net	1,908	2,974	-	4,882
Total other revenue	3,289	69,809	-	73,098

Other expenses:
Employee compensation and benefits	15,641	26,758	-	42,399
Selling and administrative	6,711	6,912	-	13,623
Property operating expenses	1,383	-	-	1,383
Depreciation and amortization	1,451	1,173	-	2,624
Provision for loss sharing (net of recoveries)	-	3,177	-	3,177
Provision for credit losses (net of recoveries)	20,645	1,872	-	22,517
Total other expenses	45,831	39,892	-	85,723

Income before income from equity affiliates, and income taxes	59,940	36,009	-	95,949

Income from equity affiliates	14,326	-	-	14,326
Benefit from (provision for) income taxes	429	(8,458)	-	(8,029)

Net income	74,695	27,551	-	102,246

Preferred stock dividends	10,342	-	-	10,342
Net income attributable to noncontrolling interest	-	-	7,585	7,585
Net income attributable to common stockholders	$64,353	$27,551	$(7,585)	$84,319

(1) Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Balance Sheet Segment Information - (Unaudited)

(in thousands)

	March 31, 2023
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$405,596	$368,948	$774,544
Restricted cash	702,360	2,484	704,844
Loans and investments, net	13,430,985	-	13,430,985
Loans held-for-sale, net	-	469,602	469,602
Capitalized mortgage servicing rights, net	-	396,634	396,634
Securities held-to-maturity, net	-	153,888	153,888
Investments in equity affiliates	77,641	-	77,641
Goodwill and other intangible assets	12,500	82,396	94,896
Other assets	413,846	71,344	485,190
Total assets	$15,042,928	$1,545,296	$16,588,224

Liabilities:
Debt obligations	$12,571,630	$421,985	$12,993,615
Allowance for loss-sharing obligations	-	59,757	59,757
Other liabilities	268,048	109,347	377,395
Total liabilities	$12,839,678	$591,089	$13,430,767

Arbor Realty Trust Reports First Quarter 2023 Results and Increases Dividend by $0.02 to $0.42 per Share

May 5, 2023	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)

 ($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2023	2022
Net income attributable to common stockholders	$84,319	$64,057

Adjustments:
Net income attributable to noncontrolling interest	7,585	6,816
Income from mortgage servicing rights	(18,458)	(15,312)
Deferred tax provision (benefit)	3,164	(1,720)
Amortization and write-offs of MSRs	18,723	27,669
Depreciation and amortization	4,295	2,569
Loss on extinguishment of debt	-	1,350
Provision for credit losses, net	23,704	1,696
Gain on derivative instruments, net	(7,051)	(298)
Stock-based compensation	5,901	6,092

Distributable earnings (1)	$122,182	$92,919

Diluted distributable earnings per share (1)	$0.62	$0.55

Diluted weighted average shares outstanding (1) (2)	197,680,616	170,363,021

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

(2) The diluted weighted average shares outstanding were adjusted to exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance. For the quarters ended March 31, 2023 and March 31, 2022, the diluted weighted average shares outstanding excluded 17,230,358 and 15,068,383 of these potentially issuable shares, respectively.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings (net of any tax impact), deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.